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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-3, File Nos. 333-147181 and 333-147181-01) and related Prospectus of Principal Financial Group, Inc. and Principal Life Insurance Company for the registration of $5,000,000,000 Secured Medium-Term Notes, in the universal shelf Registration Statement (Form S-3, File No. 333-111352) and related Prospectus of Principal Financial Group, Inc., Principal Capital I, Principal Capital II and Principal Capital III for the registration of $3,000,000,000 of various securities, in the Registration Statement (Form S-8, File No. 333-143070) pertaining to Principal Financial Group, Inc. 2005 Stock Incentive Plan and Principal Financial Group, Inc. 2005 Directors Stock Plan, in the Registration Statement (Form S-8, File No. 333-72006) pertaining to Principal Financial Group, Inc. Stock Incentive Plan, Principal Financial Group Long-Term Performance Plan, Principal Financial Group, Inc. Directors Stock Plan, and Principal Financial Group, Inc. Employee Stock Purchase Plan, and in the Registration Statement (Form S-8, File No. 333-72002) pertaining to The Principal Select Savings Excess Plan, Nonqualified Defined Contribution Plan for Designated Participants, The Principal Select Savings Plan for Individual Field, and The Principal Select Savings Plan for Employees of our reports dated February 19, 2008, with respect to the consolidated financial statements and schedules of Principal Financial Group, Inc., and the effectiveness of internal control over financial reporting of Principal Financial Group, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Des Moines, Iowa February 25, 2008

199

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  Exhibit 23